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                                                                  Exhibit 10.22

                       SECOND LOAN MODIFICATION AGREEMENT


         This Second Loan Modification Agreement is entered into as of January 21, 1999, by and between BLUESTONE SOFTWARE, INC., a Delaware corporation with its principal place of business at 1000 Briggs Road, Mount Laurel, New Jersey 08054-4101 ("Borrower") and SILICON VALLEY BANK, a California-chartered bank ("Bank"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East".

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 8, 1997, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 8, 1997 between Borrower and Bank, as amended by a First Loan Modification Agreement dated as of August 16, 1998 (as amended, the "Loan Agreement"). The Loan Agreement established in favor of the Borrower: (i) a revolving line of credit in the maximum principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) (the "Revolving Line"), and (ii) an equipment line of credit in the maximum principal amount of Two Million Dollars ($2,000,000.00) (the "Equipment Line"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.       MODIFICATION(S) TO LOAN AGREEMENT.

                  1. No further Advances shall be made under the Committed Revolving Line. The outstanding principal balance of Advances made under the Committed Revolving Line, as of January 12, 1999, is Four Hundred Seventy-Three Thousand Three Hundred Sixty-Five and 53/100 Dollars ($473,365.53).

                  2.       No further Equipment Advances shall be made under
                           Section 2.1.2.A. The outstanding principal balance of all Equipment Advances made pursuant to Section 2.1.2.A, as of January 12, 1999, is Nine Hundred Fifty-Nine Thousand Eighty-Five Dollars ($959,085.00).

                           All Equipment Advances currently amortizing under
                           Section 2.1.2 shall continue to be repaid as provided in Section 2.1.2. The outstanding principal balance of all Equipment Advances made pursuant to Section 2.1.2, as of January 12, 1999, is One Hundred Ninety-One Thousand Four Hundred Fifteen and 88/100 Dollars ($191,415.88).



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                  3.       The Loan Agreement shall be amended by deleting the
                           following definition appearing in Section 1.1 thereof:

                                    ""Borrowing Base" means an amount equal to
                                    (i) Eighty percent (80%) of Eligible
                                    Accounts as determined by Bank with
                                    reference to the most recent Borrowing Base
                                    Certificate delivered by Borrower, plus (ii) an amount equal to One Hundred percent (100.0%) of any Certificate of Deposit maintained at the Bank, and specifically pledged to Bank, up to $400,000.00."

                           and inserting in lieu thereof the following:

                                    ""Borrowing Base" means an amount equal to Eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower."

                  4. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                                    ""Revolving Maturity Date" shall mean one day prior to the date which is one year from the Closing Date."

                           and inserting in lieu thereof the following:

                                    ""Revolving Maturity Date" shall mean
                                    February 7, 1999."

                  5. The Loan Agreement shall be amended by inserting the following new definition after the definition of "Subordinated Debt" appearing in Section 1.1 thereof:

                                    ""Subordinated Loan" means a loan between the Borrower and investors acceptable to the Bank, which loan shall be expressly subordinate to the Bank with respect to amount and security interest and shall be on terms and conditions acceptable to the Bank in its sole and absolute discretion."

                  6. The Bank hereby waives: (i) Borrower's existing Default under the Loan Agreement by virtue of Borrower's failure to comply with the Tangible Net Worth covenant in Section 6.8 thereof as of the months ending October 31, 1998, November 30, 1998, and December 31, 1998, and (ii) Borrower's existing Default under the Loan Agreement by virtue of Borrower's failure to comply with the Adjusted Quick Ratio covenant in Section 6.9 thereof as of the months ending October 31, 1998, November 30, 1998, and December 31, 1998. Bank's waiver of Borrower's compliance of said covenants shall apply only to the foregoing periods. NOTWITHSTANDING THE FOREGOING, THE BANK'S WAIVER OF BORROWER'S COMPLIANCE OF THE FOREGOING COVENANTS SHALL BE EFFECTIVE ONLY IF: (i) THE SUBORDINATED LOAN CLOSES ON OR BEFORE JANUARY 15, 1999, AND (ii) THE AGGREGATE AMOUNT OF THE --- SUBORDINATED LOAN IS NO LESS THAN FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000.00).



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                  7.       The aggregate amount of the Subordinated Loan which
                           remains undrawn by the Borrower shall be considered "cash" for purposes of the Tangible Net Worth covenant appearing in Section 6.8 and the Adjusted Quick Ratio covenant appearing in Section 6.9.

                  8. The Loan Agreement shall be amended by deleting the following text appearing as Section 6.10 thereof:

                                    "6.10 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement."

                           and inserting in lieu thereof the following:

                                    "6.10 SUBORDINATE FINANCING. The Borrower shall enter into the Subordinated Loan on terms and with investors acceptable to the Bank on or before January 15, 1999 in the minimum aggregate amount of Four Million Five Hundred Thousand Dollars
                                    ($4,500,000.00).

                                    6.11 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement."

                  9. The Loan Agreement shall be amended by deleting the following text appearing as paragraph (a) of Section
                           8.2 entitled "Covenant Default":

                                    "(a) If Borrower fails to perform any
                                    obligation under Sections 6.3, 6.6, 6.7,
                                    6.8, or 6.9 or violates any of the covenants contained in Article 7 of this Agreement,"

                           and inserting in lieu thereof the following:

                                    "(a) If Borrower fails to perform any
                                    obligation under Sections 6.3, 6.6, 6.7,
                                    6.8, 6.9, or 6.10 or violates any of the covenants contained in Article 7 of this Agreement,"

                  10. The Borrower shall within thirty (30) days of the date of this Second Loan Modification Agreement deliver to the Bank the certificate referred to in
                           Section 2.7 of that certain Warrant to Purchase Stock issued on November 24, 1997 by the Borrower to the Bank.

                  11. The Borrower ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated August 16, 1998 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

                  12. The Compliance Certificate appearing as EXHIBIT D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as EXHIBIT A hereto.


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4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Indebtedness.

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement.

8. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

9. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).


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         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                BANK:

BLUESTONE SOFTWARE, INC.                 SILICON VALLEY BANK, doing business as
                                         SILICON VALLEY EAST


By:/s/ E. J. Ballezzi                    By: /s/ Ash Lilani
   -------------------------------          -------------------------------

Name: E. J. Ballezzi                   Name: Ash Lilani
     -----------------------------            -----------------------------

Title: Chief Financial Officer        Title:
      ----------------------------             ----------------------------


                                         SILICON VALLEY BANK

                                         By: /s/ Michael Jordan
                                            -------------------------------

                                         Name: Michael Jordan
                                              -----------------------------

                                         Title:
                                               ----------------------------
                                               (signed in Santa Clara County,
                                               California)



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